Exhibit 10.2

_________________________________________________________________

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JUNE 18, 2001

BY AND AMONG

WILSON GREATBATCH LTD.,

THE LENDERS PARTY THERETO

AND

MANUFACTURERS AND TRADERS TRUST COMPANY, AS ADMINISTRATIVE AGENT

______________________________________

Dated as of July 1, 2002

__________________________________________________________________

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF JUNE 18, 2001 BY AND AMONG WILSON GREATBATCH LTD.,
THE LENDERS PARTY THERETO
AND MANUFACTURERS AND TRADERS TRUST COMPANY, AS ADMINISTRATIVE AGENT

        WHEREAS, WILSON GREATBATCH LTD., a New York corporation, having its principal office at 10000 Wehrle Drive, Clarence, New York (the "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T"), and M&T, as administrative agent (M&T to be referred to in such capacity as the "Administrative Agent"), entered into a Credit Agreement dated as of January 12, 2001 (the "Original Credit Agreement"); and

        WHEREAS, the Original Credit Agreement was amended and restated by an Amended and Restated Credit Agreement dated as of June 18, 2001 (the Original Credit Agreement, as so amended and restated, to be referred to as the "Restated Credit Agreement"); and

        WHEREAS, KEYBANK NATIONAL ASSOCIATION, national banking corporation having an office at Key Center, 50 Fountain Plaza, Buffalo, New York ("Key") became a party to the Credit Agreement by the assignment by M&T of portions of its loans and credit commitments under the Credit Agreement effective July 9, 2001 and August 24, 2001; and

        WHEREAS, the Restated Credit Agreement was amended by a First Amendment dated as of August 31, 2001 (the Restated Credit Agreement, as so amended, to be referred to as the "Credit Agreement"); and

        WHEREAS, each of HSBC BANK USA, a New York banking corporation with offices at One HSBC Center, Buffalo, New York ("HSBC"), FLEET NATIONAL BANK, a national banking association having offices located at 10 Fountain Plaza, Buffalo, New York ("Fleet"), and FIRST NIAGARA FUNDING, INC., a New York corporation having offices located at 6950 South Transit Road, Lockport, New York ("First Niagara") became a party to the Credit Agreement by the assignment by M&T of portions of its loans and credit commitments under the Credit Agreement effective August 31, 2001 (M&T, Key, HSBC, Fleet, and First Niagara to be collectively referred to as the "Lenders" and individually as a "Lender"); and

        WHEREAS, as of June 30, 2002, the outstanding principal amount of the Term Loan equals Sixty Eight Million Dollars ($68,000,000), and at the request of the Borrower, the Administrative Agent and the Lenders have agreed to increase the amount of the Term Loan by Thirty Two Million Dollars ($32,000,000) and in connection therewith to amend certain provisions of the Credit Agreement as of July 1, 2002 subject to the terms and conditions set forth herein.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        A.    The definition of "Applicable Margin" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the chart contained therein in its entirety and replacing such chart with the following:

Leverage Ratio (= "x")	ABR Spread	LIBOR Spread	Revolving Credit Fee Rate
Category 1: x ≥ 2.500 : 1	0.500	2.750	0.500
Category 2: 2.000 : 1 ≤ x < 2.500: 1	0.250	2.375	0.375
Category 3: 1.500 : 1 ≤ x < 2.000 : 1	0.000	2.000	0.250
Category 4: 1.000 : 1 ≤ x < 1.500 : 1	-0.250	1.750	0.125
Category 5: x < 1.000 : 1	-0.500	1.500	0.125

        B.    The definition of "Commitment" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the term "One Hundred Million Dollars ($100,000,000)" in the final sentence thereof, and by replacing it with the term "One Hundred Twenty Million Dollars ($120,000,000)".

        C.    A new definition of "Consolidated Capitalization" is hereby added to Section 1.01 of the Credit Agreement to read as follows:

                "Consolidated Capitalization" means, at any time, the sum of Consolidated Funded Debt plus Consolidated Owners' Equity.

        D.    The definition of "Consolidated EBITDA" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the phrase "determined in accordance with GAAP" immediately following the end parenthesis in each of clause (b)(vi) and (c)(i) thereof.

        E.    The definition of "Consolidated Fixed Charges" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

"Notwithstanding anything to the contrary contained herein, in determining the amount of Consolidated Fixed Charges, the following amounts shall be excluded (without duplication) from the determination of capital expenditures described in clause (a), above: capital expenditures consisting of (i) costs and expenses incurred by the Borrower or any Guarantor and relating to the expansion of the Borrower's facility located at 10000 Wherle Drive, Clarence, New York, to the extent the aggregate amount of such costs and expenses do not exceed Five Million Dollars ($5,000,000); (ii) costs and expenses incurred by the Borrower or any Guarantor and relating to the expansion of the Borrower's facility located at 9645 Wherle Drive, Clarence, New York, to the extent the aggregate amount of such costs and expenses do not exceed One Million Dollars ($1,000,000), and (iii) costs and expenses incurred by the Borrower or any Guarantor and relating to the development and implementation of a uniform technology platform and systems for communicating with the customers of the Borrower and Guarantors, to the extent the aggregate amount of such costs and expenses do not exceed Two Million Dollars ($2,000,000)."

        F.    A new definition "Consolidated Owners' Equity" is hereby added to Section 1.01 of the Credit Agreement to read as follows:

                "Consolidated Owners' Equity" means, at any time, the difference between the following (without duplication and in accordance with GAAP) on a Consolidated basis: (a) assets; less (b) liabilities.

        G.    The definition of "Excess Cash Flow" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the term "funded" contained in clause (h) thereof.

        H.      A new definition "Funded Debt Ratio" is hereby added to Section 1.01 of the Credit Agreement to read as follows:

                "Funded Debt Ratio" means the ratio of (a) Consolidated Funded Debt as at the end of a fiscal quarter, to (b) Consolidated Capitalization as at the end of such fiscal quarter."

        I.    The definition of "Maturity Date" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "July 1, 2006" and by replacing it with "July 1, 2007".

        J.    The Definition of "Revolving Credit Commitment Termination Date" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to "July 1, 2006" and by replacing it with "July 1, 2005".

        K.    The definition of "Subsidiary" contained in Section 1.01 of the Credit Agreement is hereby amended by adding the phrase "and notwithstanding anything to the contrary contained herein, for purposes hereof the term "Subsidiary" shall specifically include Globe Tool and Manufacturing Company, Inc." immediately following the reference to "Borrower" contained in the final sentence thereof.

        L.    The definition of "Subsidiary Guarantor" contained in Section 1.01 of the Credit Agreement is hereby amended by the addition of the phrase "and Globe Tool and Manufacturing Company, Inc." immediately following the reference to "GBAC" contained therein.

        M.    The definition of "Term Loan Commitment" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the term "Eighty Million Dollars ($80,000,000)" in the final sentence thereof, and by replacing it with the term "One Hundred Million Dollars ($100,000,000)".

        N.    The chart contained in Section 2.01(d) is hereby deleted in its entirety and replaced with the following:

Payment Date	2002	2003	2004	2005	2006	2007
January 1	N/A	$3,750,000	$4,375,000	$5,000,000	$5,625,000	$6,250,000
April 1	N/A	$3,750,000	$4,375,000	$5,000,000	$5,625,000	$6,250,000
July 1	N/A	$3,750,000	$4,375,000	$5,000,000	$5,625,000	$6,250,000
October 1	$3,750,000	$4,375,000	$5,000,000	$5,625,000	$6,250,000	N/A

        O.    Clause (ii)[A] of Section 2.09(b) is hereby amended by deleting the reference to the term "twenty five percent (25%) contained in the first sentence thereof, and replacing it with the term "fifty percent (50%)"; and by deleting the term "stated" contained in the third sentence thereof, and by replacing it with the term "inverse".

        P.    Clause (iii)[E] of Section 6.03(c) is hereby deleted in its entirety and replaced with the following:

"[E] the Borrower shall have obtained the prior written consent of the Required Lenders in the event that, with respect to any acquisition consummated after July 1, 2002, the aggregate amount of cash consideration in respect of such acquisition would exceed Five Million Dollars ($5,000,000)."

        Q.    All references to subclauses [I], [II] and [III] of Section 6.03(c)(iii)[E] contained in the Credit Agreement shall be deemed to refer to Section 6.03(c)(iii)[E] as hereby amended.

        R.    A new paragraph "(d)" is hereby added to Section 6.10 to read as follows:

                "(d) Funded Debt Ratio. The Borrower will not permit the Funded Debt Ratio to be more than 0.45 to 1.00 as at the last day of any fiscal quarter ending after July 1, 2002."

        S.    Clause (iii) of Section 9.04(b) is hereby amended by the addition of the phrase "except in the case of an assignment to a Lender or an Affiliate of a Lender," at the beginning thereof.

        T.    Schedule I to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule I attached to this Second Amendment.

        U.    This Second Amendment shall be effective as of July 1, 2002.

        V.    All capitalized terms used herein, unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

        W.    The amendments set forth herein are limited precisely as written and shall not be deemed to (1) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (2) prejudice any right or rights which the Administrative Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. As of the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of similar import, and each reference in the Credit Documents to the Credit Agreement, shall be deemed to mean the Credit Agreement as amended by this Second Amendment. The Credit Agreement and this Second Amendment (including Schedule I attached hereto) shall be read together as a single instrument.

        X.    This Second Amendment may be executed by one or more the parties to this Second Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Second Amendment.

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[SIGNATURE PAGES IMMEDIATELY FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date second above written.

WILSON GREATBATCH LTD.

By: /s/ Anthony W. Borowicz
Name: Anthony W. Borowicz
Title: Treasurer

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ Michael J. Prendergast
Name: Michael J. Prendergast
Title: Assistant Vice President

KEYBANK NATIONAL ASSOCIATION

By: /s/ Mark F. Wachowiak
Name: Mark F. Wachowiak
Title: Vice President

FIRST NIAGARA FUNDING, INC.

By: /s/ Paul S. Sabo______________
Name: Paul S. Sabo
Title: Assistant Vice President

HSBC BANK USA

By: /s/ Ted Oexle
Name: Ted Oexle
Title: Vice President

FLEET NATIONAL BANK

By: /s/ John C. Wright
Name: John C. Wright
Title: Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, AS ADMINISTRATIVE AGENT

By: /s/ Michael J. Prendergast
Name: Michael J. Prendergast
Title: Assistant Vice President

SCHEDULE I

Commitments

[See definitions of "Commitment" and "Lenders" in Section 1.01 ]

Lender	Revolving Credit Commitment	Term Loan Commitment	Commitment	Applicable Percentage

Manufacturers and Traders Trust Company (for itself, as Swingline Lender and as Issuing Lender)	$6,000,000.00	$30,000,000.00	$36,000,000.00	30.00%

KeyBank National Association	$4,000,000.00	$20,000,000.00	$24,000,000.00	20.00%

HSBC Bank USA	$4,000,000.00	$20,000,000.00	$24,000,000.00	20.00%

Fleet National Bank	$4,000,000.00	$20,000,000.00	$24,000,000.00	20.00%

First Niagara Funding, Inc.	$2,000,000.00	$10,000,000.00	$12,000,000.00	10.00%